Exhibit 99.2

MacroSolve’s Patented Platform-Agnostic Technology and ReForm XT To Transform
Mobile App Landscape

Offers expanded markets and ease of use for developers and non-technical users alike

TULSA, Okla., October 28, 2010 – Having been awarded a landmark mobile application patent, MacroSolve, Inc. (OTCBB:MCVE) (OTCQB:MCVE) announced today the availability of its patented technology and ReForm XT™ to a broad audience of mobile app developers, mobile device and tablet enthusiasts, and mobile app users spanning the mobility value chain from beginning to end.

MacroSolve’s ReForm XT rapid mobile app development platform, based on the company’s patented technology, addresses mobile information collection systems across all wireless networks, smartphones, tablets, and rugged mobile devices, regardless of carrier and manufacturer.

The mobile app environment is highly fragmented and developers are faced with a diverse set of device-specific programming platforms when building an app.  As each platform requires a unique skill set, many developers resort to programming for a single device type, such as iPhone, Android, BlackBerry or WebOS. As a result, developers have been effectively limiting the potential size of their user base, while non-technical individuals looking to create and manage their own apps have limited options.

ReForm XT empowers a much broader base of users, from the technically savvy smartphone and tablet enthusiasts to people with no technical backgrounds, to create and manage their own business or even personal apps. These apps can be distributed across multiple device platforms. Platform agnostic apps address significantly larger markets and easily integrate mobility into core systems.

As MacroSolve enhances and licenses the ReForm XT platform, the company is positioned to be a major contributor and partner with the leading app stores including Google, Apple, RIM, GetJar and others.

Based on ReForm XT, MacroSolve already offers several business apps including ClubInsight™, SchoolInsight™, and DineInsight™ which can easily be customized and branded for any business. These apps, as well as the ReForm XT mobile app development platform are available for license.

“We are seeing increasing demand for our business mobility apps, the ReForm XT platform and we expect further traction for our mobility technologies through licensing. We’re excited to be an integral part of the evolution of a soon to be $1 trillion industry,” stated MacroSolve president and CEO Clint Parr.

For more information please visit www.goanyware.com, www.macrosolve.com, or www.illumemobile.com.

About MacroSolve
MacroSolve, Inc. is a pioneer in delivering mobile apps, technologies, and solutions to businesses and government. Founded in 1997, the company has an extensive network including the top name brands in wireless hardware and software as well as wireless carriers. Leveraging its intellectual property portfolio, MacroSolve is positioned to become the leader in delivering mobile business apps, a market projected to grow by double digits to an aggregate of $11.6 B by 2012. The company operates through its subsidiaries including Anyware Mobile Solutions (http://www.goanyware.com) and Illume Mobile (http://www.illumemobile.com). For more information, visit MacroSolve (http://www.macrosolve.com) or call 800-401-8740.

Safe Harbor Statement
This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in our publicly filed reports. Factors that could cause these differences include, but are not limited to, the acceptance of our products, lack of revenue growth, failure to realize profitability, inability to raise capital and market conditions that negatively affect the market price of our common stock. The Company disclaims any responsibility to update any forward-looking statements.

Investor Contact:
Dilek Mir
(310) 591-5619
dmir@corporateprofile.com

Company Contact:
April Sailsbury
(918) 388-3529
april.sailsbury@macrosolve.com